UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 2, 2005

iCURIE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-64840 (Commission File Number)	91-2015441 (I.R.S. Employer Identification No.)
Espirito Santo Plaza
1395 Brickell Avenue, Suite 800
Miami, Florida 33131
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (305) 529-6290
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Directors.
     On August 2, 2005, the board of directors of iCurie, Inc. (the “Company”) increased the size of the board from three to six and appointed David H. Clarke, Gregory J. Osborn and Peter Rugg as directors of the Company. Certain biographical data regarding Messrs. Clarke and Rugg was included in the Company’s current report on Form 8-K dated July 8, 2005 (the “July 8 8-K”). Mr. Osborn is an affiliate of Indigo Securities LLC, which acted as placement agent to, and received fees from, the Company as reported in the July 8 8-K. Prior to launching IndiGo Ventures (an affiliate of Indigo Securities LLC), Mr. Osborn founded Seed Capital, which provided new business development, strategic partnering and fundraising services for cutting-edge Internet companies, and served as head of business development for FreeRide.com. His background in finance and investment began on Wall Street, working at the headquarters offices of L.F. Rothschild & Co. and Drexel, Burnham, Lambert as an Account Executive and as Vice President at Smith Barney Harris & Upham, First Vice President at Paine Webber, and Senior Vice President of Axiom Capital Management. Mr. Osborn serves on the Board of Directors of Powerhouse Technologies Group, Inc., Children of Bellevue and ideavillage.com. Mr. Osborn also serves as corporate advisor to Advance Nanotech Inc.
     The appointment of Messrs. Clarke and Rugg as directors was effectuated pursuant to action by written consent of the stockholders of the Company’s Series A preferred stock, which stockholders are entitled to elect two directors of the Company pursuant to the terms of the Series A preferred stock.
Item 7.01 Regulation FD Disclosure.
     The press release attached hereto as Exhibit 99.1 is hereby incorporated into this Item 7.01 solely for purposes of compliance with Regulation FD.
Item 9.01 Financial Statements and Exhibits
(c)      Exhibits

Exhibit No.	Description
99.1	Press release dated August 8, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2005	iCURIE, INC.
	By:	/s/ Michael Karpheden
Michael Karpheden
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 8, 2005

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